SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 21, 2005

(Date of earliest event reported)

NAVTECH, INC.

(Exact name of Registrant as specified in charter)

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. employer Identification Number
0-15362	NAVTECH, INC. (Delaware) 2340 Garden Road, Suite 102, Monterey, California 93940 (519) 747-1170	11-2883366

None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

This Amendment No. 1 (the “Amendment”) amends the Current Report on Form 8-K of Navtech, Inc. (the “Company”) filed with the Securities Exchange Commission (the “Commission) on November 28, 2005 (the “Initial 8-K”) relating to the Company’s acquisition of all of the issued and outstanding shares of the capital stock of European Aeronautical Group AB (“EAG”) by Navtech (Sweden) AB (a newly formed wholly-owned subsidiary of the Company’s wholly-owned subsidiary, Navtech Systems Support Inc.).   In the Initial 8-K, the Company indicated that it would file the historical and pro forma financial information required under Item 9.01 with respect to such acquisition no later than 71 days after the date that the Initial 8-K was required to be filed.  This Form 8-K/A amends the Initial 8-K to include the financial information required by Items 9.01(a) and (b) of Form 8-K.  The information previously reported under Item 2.01 of the Initial 8-K is hereby incorporated by reference into this Form 8-K/A.

Item 9.01 Financial Statements and Exhibits

(a)          Financial statements of businesses acquired

The unaudited interim condensed consolidated financial statements of EAG, the acquisition described in Item 2.01 of the Initial 8-K, as of September 30, 2005 and for the nine-month periods ended September 30, 2005 and 2004 are filed as Exhibit 99.1 to this Amendment and incorporated herein by reference.

The audited consolidated financial statements of EAG as of December 31, 2004 and 2003 and for the years ended December 31, 2004 and 2003 are filed as Exhibit 99.2 to this Amendment and incorporated herein by reference.

(b)          Pro forma financial information

The unaudited pro forma condensed consolidated financial statements reflecting the acquisition of EAG, as described in Item 2.01 of the Initial 8-K, are filed as Exhibit 99.3 to this Amendment and incorporated herein by reference.

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  Amendment  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

NAVTECH, INC.

Dated: February 7, 2006	By: /s/ David Strucke

David Strucke
President and Chief Executive Officer

EXHIBIT INDEX

23.1	Consent of Independent Auditors

99.1	The unaudited interim condensed consolidated financial statements of European Aeronautical Group AB (“EAG”) as of September 30, 2005 and for the nine-month periods ended September 30, 2005 and 2004

99.2	The audited consolidated financial statements of EAG as of December 31, 2004 and 2003 and for the years ended December 31, 2004 and 2003

99.3	Unaudited pro forma condensed consolidated financial statements